Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Stephen D. Axelrod, CFA
Jeff Levy, Interim CEO	Alisa D. Steinberg (Media)
Intelli-Check, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (516) 992-1900	Tel. (212) 370-4500 Fax (212) 370-4505
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

INTELLI-CHECK, INC. APPOINTS ROBERT J. BLACKWELL, CPA/PFS
TO THE BOARD OF DIRECTORS AND CHAIRMAN OF THE AUDIT COMMITTEE

Woodbury, NY — August 23, 2007 — Intelli-Check, Inc. (AMEX: IDN) today announced it has appointed Mr. Robert J. Blackwell, CPA/PFS as a member of the Board of Directors and Chairman of the Audit Committee.

Robert Blackwell is a Certified Public Accountant of the State of New Jersey and New York and is currently the co-managing member of the certified public accounting firm of Levine, Jacobs & Company, LLC, located in Livingston, New Jersey.  A specialist in providing auditing, accounting and tax services, Mr. Blackwell also has been an active business owner.  Among his several business activities, Robert was President and Treasurer of EMAC Trucking Company, a less than truck load (LTL) trucking company and served as Treasurer and Secretary of The Rainbow Group, a chain of pharmacy and health and beauty aid stores located in the New York City area.

Mr. Blackwell earned the designation of Personal Financial Specialist (PFS), a status awarded to accounting professionals after 750 hours of specific training and held by specially qualified practitioners nationwide.  He is a member of the American Institute of Certified Public Accountants (AICPA), the Personal Financial Planning (PFP) Section of the AICPA and the New Jersey Society of Certified Public Accountants (NJSCPA).  Additionally, he serves as Treasurer for the Greater Essex Chapter of the National Association of Insurance and Financial Advisors (NAFIA) and is a member of the Advisory Board at Valley National Bank.  He previously served on the Advisory Boards at NorCrown Bank, Fleet Bank, Summit Bank and The Maplewood Bank and Trust Company.

A graduate of The Montclair State University, Mr. Blackwell received a B.S. in Business Administration with a concentration in Accounting in June 1978.

Jeff Levy, Interim CEO of Intelli-Check, stated, “Robert’s broad-based experience in both business, financial and accounting matters will be of great assistance to Intelli-Check and on behalf of the board, I welcome him and look forward to his valuable contribution as both a Director and Chairman of  the Audit Committee.”

About Intelli-Check, Inc.

Intelli-Check, Inc. is the acknowledged leader in technology that helps assure the authenticity of driver licenses, state issued non-driver and military identification cards used as proof of identity. Our patented ID-CHECK technology instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issue IDs from approximately 60 jurisdictions in the U.S. and Canada to determine if the content and format is valid. For more information, please visit www.intellicheck.com.

Intelli-Check Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Our actual results may differ materially from the information presented here. There is no assurance that the use of ID-CHECK technology by our potential customers and partners, or government efforts to enhance security or curtail the sale of age-restricted products to underage buyers will lead to additional sales of ID-CHECK technology. In addition, we cannot assure you that our proposed merger with Mobilisa will be successful or that the integration of the two companies will be successful or cost effective. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

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